Exhibit 3.1

State of Delaware Secretary of State Division of Corporations Delivered 10:49 AM 11/12/2019 FILED 10:49 AM 11/12/2019 SR 20198026851 - File Number 7699564 STATE of DELAWARE CERTIFICATE of INCORPORATION A STOCK CORPORATION ARTICLE I. The name of this Corporation is MOUNTAIN CREST ACQUISITION CORP. ARTICLE II. Its registered office in the State of Delaware is to be located at 651 N. BROAD ST., SUITE 206, MIDDLETOWN. DE 19709. The county of the registered office is NEW CASTLE. The registered agent in charge thereof is LEGAUNC CORPORATE SERVICES INC.. ARTICLE Ill. The total number of shares of common stock that the corporation shall be authorized to issue is 100 at $0.01 par value. ARTICLE IV. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware. ARTICLE V. The name and mailing address of the incorporator is Lovette Dobson at 17350 State Hwy 249 #220, Houston, TX 77064. I, the undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make. file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand and executed this Certificate of Incorporation on the date below. Dated: November 11th, 2019 Lovette Dobson. Incorporator

Delaware The First State Page 1 I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “MOUNTAIN CREST ACQUISITION CORP.”, FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF JANUARY, A.D. 2020, AT 1:42 O’CLOCK P.M. A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS. 7699564 8100 Authentication: 202284636 SR# 20200642357 Date: 01-29-20 You may verify this certificate online at corp.delaware.gov/authver.shtml Jeffrey W. Bullock, Secretary of State

State of Delaware Secretary of State Division of Corporations Delivered 01:42PM 01/29/2020 FILED 01:42PM 01/29/2020 SR 20200642357 - File Number 7699564 STATE OF DELAWARE CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF MOUNTAIN CREST ACQUISITION CORP. Mountain Crest Acquisition Corp., a Delaware corporation (the "Corporation"), does hereby certify that: First: That the Board of Directors and stockholders of the Corporation by unanimous written consent dated as of January 17, 2020, adopted resolutions setting forth an amendment to the Certificate of Incorporation of the Corporation. The resolutions setting forth the amendment are as follows: RESOLVED, that the Corporation's Certificate of Incorporation be amended as follows: 1) ARTICLE Ill is amended and restated in its entirety to read as follows: "The total number of shares which the Corporation shall have authority to issue is five million (5,000,000) shares of common stock, $0.0001 par value." Second: That, pursuant to §228 of the General Corporation Law of the State of Delaware, a written consent approving the amendment set forth above was signed by the holders of outstanding voting stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting on such date at which all shares entitled to vote thereon were present and voted. Third: That said amendment was duly adopted in accordance with the provisions of §242 of the General Corporation Law of the State of Delaware. IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 17th day of January 2020. By: Name: Dong Liu Title: President 18634996.2 666666-33333

Delaware The First State Page 1 I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “MOUNTAIN CREST ACQUISITION CORP.”, FILED IN THIS OFFICE ON THE TWELFTH DAY OF MAY, A.D. 2020, AT 12:35 O`CLOCK P.M. Jeffrey W. Bullock, Secretary of State 7699564 8100 Authentication: 202923122 SR# 20203764054 Date: 05-13-20 You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 12:35 PM 05/12/2020 FILED 12:35 PM 05/12/2020 SR 20203764054 - File Number 7699564 CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF MOUNTAIN CREST ACQUISITION CORP. Mountain Crest Acquisition Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify: First: The name of the Corporation is Mountain Crest Acquisition Corp. The original certificate of incorporation of Mountain Crest Acquisition Corp., was filed with the Secretary of State of Delaware on November 12, 2019 (the "Certificate of Incorporation"), and was subsequently amended pursuant to the certificate of amendment of the certificate of incorporation of Mountain Crest Acquisition Corp., filed with the Secretary of State of Delaware on January 29, 2020 (the "Amended Certificate of Incorporation"). Second: The Board of Directors of the Corporation (the "Board"), acting by Unanimous Written Consent in accordance with Section 141(f) of the General Corporation Law of the State of Delaware, adopted resolutions recommending and declaring advisable that the Corporation's Certificate of Incorporation be amended and that such amendment be submitted to the stockholders of the Corporation entitled to vote thereon for their consideration as follows: RESOLVED, that the Certificate of Incorporation be amended by changing ARTICLE III thereof so that, as amended, said ARTICLE III shall be and read in its entirety as follows: THIRD: The total number of shares which the Corporation shall have authority to issue is five million (5,000,000) shares of common stock, $0.0001 par value. Effective on May 12, 2020 (the "Effective Time"), each one and one-half (1.5) shares of the Corporation's common stock which is issued and outstanding immediately prior to the Effective Time shall be combined and automatically converted into one (1) fully paid and nonassessable share of the Corporation's Common Stock (the "Reverse Stock Split"). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest or deduction) from the Corporation in lieu of such fractional share, in an amount equal to the product obtained by multiplying (i) $0.0015, by (ii) the fraction of one share of Common Stock (such fraction to be rounded to the seventh decimal point, with the seventh decimal (x) round up where the eighth decimal is 5 or above or (y) rounded 19039668.2 234764-10001 down if the eighth decimal is below 5) owned by the stockholder as of the Effective Time. Third: That in lieu of a meeting and vote of stockholders, written consent of stockholders of the Corporation to the aforesaid amendment granting the Board the authority to amend the Certificate of Incorporation to provide for the reverse stock split has been given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware. Fourth: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware. 19039668.2 234764-10001

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Suying Liu, its Chief Executive Officer, this 11th day of May, 2020, and the foregoing facts stated herein are true and correct. 19039668.1 232961-10001 MOUNTAIN CREST ACQUISITION CORP. By: Name: Suying Liu Title: Chief Executive Officer